UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 9, 2008

TRICO MARINE SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33402 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

3200 Southwest Freeway, Suite 2950, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 9, 2008, the Board of Directors (the “Board”) of Trico Marine Services, Inc. (the “Company”) approved the following amendments and restatements of the applicable compensatory plans and agreements (together, the “Agreements”) to include certain technical amendments to bring the Agreements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder and to make certain other non-material administrative and clarifying revisions to the Agreements:
•	First Amendment to Employment Agreement amending the Amended and Restated Employment Agreement between the Company and Joseph S. Compofelice;

•	Third Amendment to the Retirement Agreement, as amended, between the Company and Joseph S. Compofelice;

•	Amended and Restated Employment Agreement between the Company and Geoff Jones;

•	Second Amended and Restated Employment Agreement between the Company and D. Michael Wallace;

•	Second Amended and Restated Employment Agreement between the Company and Rishi Varma;

•	Amended and Restated Employment Agreement between the Company and Ray Hoover;

•	First Amendment to Change of Control Agreement between the Company and Tomas R. Salazar;

•	Amendment to Trico Marine Services, Inc. Severance Plan; and

•	Amendment to Trico Marine Services, Inc. Annual Incentive Plan for 2008.
The revisions include, where applicable:
•	limiting payment events to reflect Section 409A of the Code and the final Treasury regulations promulgated thereunder (the “Final Regulations”);

•	modifying the definition of “good reason” so that terminations of employment pursuant thereto will be treated as “involuntary” for purposes of the Final Regulations;

•	modifying of health coverage extensions to comply with limitations in the Final Regulations;

•	modifying release and payment timing for “termination benefits” to comply with the Final Regulations so that termination benefits will be treated as “short term deferrals” for purposes of the Final Regulations;

•	including specific “specified employee” six month delay language reflecting the Final Regulations;

•	modifying payment timing for gross-up payments for “golden parachute” excise taxes under Section 4999 of the Code to comply with limitations in the Final Regulations;

•	modifying payment timing for tax equalization payments to comply with limitations in the Final Regulations; and

•	modifying payment timing for annual incentive plan so bonuses will be treated as “short term deferrals” for purposes of the Final Regulations.
The changes made to the Agreements will not result in any material incremental cost to the Company.
Executive Officer Employment Agreements. On December 9, 2008, the Board approved amending the employment agreements for the following Named Executive Officers to increase their base salaries to the corresponding amounts set forth below:

		Base Salary
		Effective as of
Name	Title	January 1, 2009
Joseph S. Compofelice	Chairman and Chief Executive Officer	$600,000
Geoff Jones	Vice President and Chief Financial Officer	$325,000
Rishi Varma	Vice President, Chief Administrative Officer and General Counsel	$325,000
Ray Hoover	Global Director of Technical Services	$200,000
The foregoing description of the changes made to the Agreements is not complete and is qualified in its entirety by reference to the full text of the Agreements, as amended and restated or amended, as applicable, that we will file as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2008.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 9, 2008, the Board of Directors of Trico Marine Services, Inc. (the “Company”) amended and restated the Company’s bylaws to reflect an amendment to Article II, Section 7 of the Company’s bylaws that expands the advance notification procedures under circumstances when stockholders wish to raise proposals at meetings of stockholders. The effective date of the amendment is December 9, 2008.
     The foregoing description of the amended and restated bylaws is not complete and is qualified in its entirety by reference to the Company’s Eighth Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

3.1	Eighth Amended and Restated Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
Date: December 15, 2008	By:	/s/ Rishi A. Varma
		Name:	Rishi A. Varma
		Title:	Chief Administrative Officer, Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Eighth Amended and Restated Bylaws